EXHIBIT 10.1

AMENDMENT

to

12% SUBORDINATED CONVERTIBLE NOTE

DUE DECEMBER 31, 2018

This Amendment (“Amendment”) to the 12% Subordinated Convertible Notes due December 31, 2018, dated December 30, 2016, January 6, 2017, and January 31, 2017 (the “Notes”) is entered into and effective as of the last date indicated below, by and between Intellinetics, Inc., a Nevada corporation (the “Company”) and the holders of the Notes (the “Holders”).

WHEREAS, Company and the Holders entered into the Notes, effective December 30, 2016, January 6, 2017, and January 31, 2017; and

WHEREAS, the Notes may be amended in accordance with Section 9.e of the Notes by a written instrument signed by the Company and the holders of at least 60% in principal amount of the then outstanding Notes (the “Required Holders”).

WHEREAS, the Company and the Required Holders desire to amend the Notes to permit the Company to extend the Maturity Date and specify the interest rate applicable as of the date hereof until the Maturity Date, as modified herein.

NOW THEREFORE, the parties agree as follows:

1. The second paragraph of the recitals to the Notes is hereby amended and modified to change the Maturity Date to December 31, 2020.

2. Section 2(a) is hereby deleted and replaced in its entirety by the following, with such change to be effective as of the date of this Amendment:

Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 10.0% per annum in the aggregate, subject to adjustment as set forth herein, of which (i) 5.0% shall be payable quarterly in cash in arrears on the first Trading Day of each fiscal quarter, and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), and (ii) 5.0% per annum (the “Deferred Interest Amount”), subject to adjustment as set forth herein, which shall accrue and become due on the Maturity Date. If any quarterly interest payment is not made by its Interest Payment Date, then the Deferred Interest Amount for such quarterly interest payment shall increase from 5.0% to 7.0%.

3. Section 4(b) is hereby amended and modified to change the Conversion Price to $0.40.

4. Except as set forth herein, the terms of the Notes shall remain in full force and effect.

5. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Notes.

6. This Amendment may be signed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date of the last signature of a Required Holder hereto.

REQUIRED HOLDER	REQUIRED HOLDER (IF JOINT)

Print Entity Name:
(if applicable)

/s/ Required Holders
Print Name: Required Holders	Print Name:
Date:	Date:

Signature Page to Amendment to 12% Secured Convertible Note

INTELLINETICS, INC.

By:	/s/ James F. DeSocio
Name:	James F. DeSocio
Title:	President and Chief Executive Officer

Signature Page to Amendment to 12% Secured Convertible Note